                                                                Exhibit 10.5
                        BANC ONE CORPORATION COMPENSATION
                                  DEFERRAL PLAN


                                     PURPOSE
                                     -------

The purpose of the BANC ONE CORPORATION Compensation Deferral Plan (the "Plan") is to provide a means by which eligible Participants of the BANC ONE CORPORATION Key Management Incentive Compensation Plan or any specialized incentive compensation plan designated by the Board of Directors or Plan Administrator may defer incentive or base salary compensation.

Effective Date
--------------

This Plan was originally effective as of January 1, 1982. It was restated effective October 1, 1994. This amended and restated version of the Plan is effective October 1, 1996 unless otherwise specifically indicated in provisions throughout the Plan.

                                    ARTICLE I
                                   DEFINITIONS

When used herein, the following terms shall have the meaning stated herein, unless the context clearly indicates otherwise

Section 1.1 - Appeals Committee
-------------------------------

A committee consisting of three (3) or more officers of the Corporation who shall be appointed by the Chief Executive Officer of the Corporation to hear appeals of denied employee, Participant, or Beneficiary benefit claims under the Plan, provided that with respect to denied claims of an executive officer who has been identified by the Corporation as an "Insider", as defined by applicable Securities and Exchange Commission (SEC) rules, such Appeals Committee shall be the Personnel and Compensation Committee of the Board.

Section 1.2 - Base Salary
-------------------------

The employee's annual base salary or wage rate with the Corporation or a Related Corporation in effect any given point in time, prior to the application of any salary deferrals to qualified or non-qualified plans sponsored by BANC ONE CORPORATION or Related Corporation.

Section 1.3 - Beneficiary
-------------------------

A person or persons designated by a Participant in accordance with provisions of
Section 3.8, to receive any death benefit which may be payable under this Plan upon the death of said Participant.

Section 1.4 - Board
-------------------

The Board of Directors of BANC ONE CORPORATION or the Personnel and Compensation Committee of said Board which shall have the authority of said Board with respect to this Plan.

Section 1.5 - Change of Control
-------------------------------

Any change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred if: (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Corporation or an entity then directly or indirectly controlling, controlled by or under common control with the Corporation is, becomes or commences a tender offer to become the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then-outstanding securities; (ii) the Corporation merges or consolidates with another corporation; or (iii) a sale, lease, exchange, or other disposition of all or substantially all of the assets of the Corporation takes place.

Section 1.6 - Corporation
-------------------------

BANC ONE CORPORATION including all of its Related Corporations.

Section 1.7 - Incentive Compensation
------------------------------------

The monetary award given to an employee under the Incentive Plan.

Section 1.8 - Incentive Plan
----------------------------

The BANC ONE CORPORATION Key Management Incentive Compensation Plan or any specialized incentive compensation plan designated by the Board of Directors and as set forth on Schedule A attached hereto and made a part hereof.

Section 1.9 - Participant
-------------------------

Any person who satisfies the eligibility and participation requirements of this Plan and who elects or has previously elected to defer compensation under this Plan.

Section 1.10 - Plan Administrator
---------------------------------

BANC ONE CORPORATION.

Section 1.11 - Plan Year
------------------------

The twelve (12) month period commencing on January 1 and ending the following December 31.

Section 1.12 - Related Corporation
----------------------------------

A subsidiary or any entity which is a member of a common controlled group with BANC ONE CORPORATION pursuant to Internal Revenue Code Sections 414(b), (c),(m) or (o).

                                   ARTICLE II
                                  PARTICIPATION

Section 2.1 - Eligibility
-------------------------

Any officer of the Corporation (a) who is designated by the Plan Administrator as a participant in the Incentive Plan and (b) who is awarded compensation under an Incentive Plan. In addition, such officer must also satisfy the following requirements for purposes of deferring Incentive Compensation and/or Base Salary Compensation, respectively: (a) for Incentive Compensation, Base Salary as of December 31 of the preceding calendar year which equals or exceeds One Hundred Thousand Dollars ($100,000), and/or (b) for Base Salary Deferrals, Base Salary as of December 31 of the preceding calendar year which equals or exceeds One Hundred Fifty Thousand Dollars ($150,000) or such other limit as in affected an adjusted from time to time pursuant to Internal Revenue Code Section 401(a)(17); provided, however, that any newly employed officer who was hired after December 31, such Base Salary requirements applicable to the year of hire shall apply to the Base Salary in effect and as of such officer's date of hire. The Plan Administrator shall notify officers as to their eligibility to participate in either or both of the deferral provisions under this Plan.

Section 2.2 - Conditions of Participation
-----------------------------------------

An individual shall not become a Participant hereunder until he or she furnishes within a reasonable time limit established by the Plan Administrator such completed and executed elections, Beneficiary designations, consents and other documents and information prescribed by the Plan Administrator. Each person upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Plan and shall be bound thereby.

Section 2.3 - Election To Defer
-------------------------------

(a) Deferral of Annual Incentive Compensation. With respect to Incentive Plans which make annual compensation awards only, a Participant may elect, on or before December 31 of any calendar year, to authorize the Corporation to deduct and withhold payment of any portion of his Incentive Compensation which he will earn during the calendar year for which such election applies.

(b) DEFERRAL OF INCENTIVE COMPENSATION AWARDED MORE FREQUENTLY THAN ANNUALLY. With respect to Incentive Plans which award compensation more frequently than annually, a Participant may elect, on or before December 31 of any calendar year, to authorize the Corporation to deduct and withhold payment of any portion of his Incentive Compensation which he will earn during the calendar year for which such election applies; provided such deferral may be limited by the Corporation to apply only to specified (which may be less than all) payments of Incentive Compensation earned by the Participant during the year as set forth on the attached Schedule B which is made a part hereof.

(c) DEFERRAL OF BASE SALARY COMPENSATION. A Participant eligible to defer Base Salary, may elect on or before December 31 of any calendar year, to authorize the Corporation to deduct and withhold any portion of his Base Salary which he will earn during the calendar year for which the election applies. The maximum amount which may be deferred under this provision equals the amount by which the Participant's rate of Base Salary pay (when annualized) exceeds $150,000 (or such other amount as in effect from time to time pursuant to Internal Revenue Code Section 401(a)(17)). This subparagraph (c) is effective December 31, 1996.

(d) NEWLY ELIGIBLE OFFICERS. If an officer of the Corporation first becomes eligible to participate in the Plan during the calendar year, such officer may elect to participate in the Plan and to defer his Incentive Compensation and Base Salary compensation which he will receive or will earn, but has not yet received, during the calendar year, if he makes such election within thirty (30) days of becoming eligible to participate in the Plan.

(e) MINIMUM AMOUNTS. The minimum amount of such Compensation which may be deferred under subparagraphs (a) and (b) is Five Thousand Dollars ($5,000).

(f) TIMELINESS OF ELECTION. Any such elections shall be made in such format (including but not limited to approved forms or electronic data response) and in the manner provided by the Plan Administrator. Any such election shall be effective until the earlier of (1) December 31 of the calendar year for which the election applies; or (2) the Participant ceases to be an employee of the Corporation. If a Participant who is eligible to participate in this Plan fails to file (or fails to timely file) the forms(s) or take any action required by the Plan Administrator to participate in this Plan for each Plan year, such person shall not be permitted to participate in this Plan until the next open enrollment period applicable for the next calendar year.

Section 2.4 - Participant Directed Accounts
-------------------------------------------

Incentive Compensation and Base Salary deferred at the election of a Participant shall be held in the general funds of the Corporation and shall be credited to an account established by the Corporation in the Participant's name to which deferrals made in accordance with this Plan are credited. Each Participant who chooses to participate in this Plan shall elect, on the form(s) and in the manner prescribed by the Plan Administrator, to direct the investment of his account in any of the alternative investment funds established by the Board from time to time. Participants may change their investment decisions in the manner permitted by the Plan Administrator which shall be no less frequently than quarterly. The Plan Administrator may, in its discretion, disregard the investment directions of participants at any time and from time to time. Any Participant, including a Participant who is required to file reports of his beneficial ownership of BANC ONE CORPORATION capital stock with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934 (a "BANC ONE Insider"), shall be permitted to elect to invest all or any portion of the deferral amount to which such election applies in BANC ONE CORPORATION capital stock as one of the investment options under the Plan. However, no previously invested Incentive Compensation, or any part thereof, may be transferred by a BANC ONE Insider into or out of BANC ONE CORPORATION capital stock without the express approval of BANC ONE CORPORATION or the person(s) designated to administer the Plan pursuant to Section 4.1 hereof. Such approval will be allowed when, in the judgment of BANC ONE CORPORATION or such appointed person(s), such a transfer of previously allocated funds will not (i) as a result of Discretionary Transactions elected by the Insider (as that term is used in Rule 16b-3 of the Securities and Exchange Commission) under the Plan and all other BANC ONE CORPORATION employee benefit plans, subject such person to potential liability under Section 16(b) of the Securities and Exchange Act of 1934; or (ii) subject such person or BANC ONE CORPORATION to potential liability under other Securities and Exchange Commission rules; or (iii) jeopardize or make less likely the ability to properly account for a transaction in which BANC ONE CORPORATION is participating and which BANC ONE CORPORATION wishes to account for as a pooling of interests as a "pooling of interests".

Section 2.5 - Funding
---------------------

The Plan shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Corporation for payment of any benefits hereunder. No Participant, Participant's spouse or any other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Plan, and any such Participant, Participant's spouse, or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Corporation or other entity or person that the assets of the Corporation will be sufficient to pay any benefit hereunder.

Section 2.6 - Statement of Accounts
-----------------------------------

At least once annually, the Plan Administrator shall furnish each Participant with a written statement of his account setting forth the net income or loss of the account; any administrative expenses charged to the account; all payments and distributions made from the account; and such further information as the Plan Administrator deems appropriate.

                                   ARTICLE III
                                  DISTRIBUTIONS

Section 3.1 - Timing of Distributions
-------------------------------------

        Amounts credited to a Participant under the Plan shall be distributed as soon as administratively feasible as follows:

        (a) On or after January 1st on or following the Participant's retirement or termination of employment from the Corporation;

        (b)  Upon the death of the Participant, in accordance with Section
             3.4; or

        (c)  After an acceleration of benefits under Section 3.6;

        (d)  After termination of this Plan in accordance with Section 5.1.

Section 3.2 - Form of Distributions
-----------------------------------

Amounts credited to a Participant under the Plan shall be distributed in a lump sum payment or in annual installments over a five- or ten-year period as the Participant has elected on the form(s) and in the manner provided by the Plan Administrator. Any such payment election shall continue in effect until the Participant elects a different form of payment. All such elections must be made at least one year prior to the date of distribution. The Participant's election regarding form of payment only applies to those Participants who terminate employment due to retirement or disability. If a Participant terminates employment for any other reason or if a Participant fails to make such an election with respect to the amounts credited to his account, such amount shall be paid in a lump sum.

The first installment (or the lump sum payment if the Participant so elects) shall be paid on the commencement date described above and subsequent installments shall be paid as soon as administratively feasible after the first business day of each succeeding calendar year until the entire amount credited to the Participant's deferred account shall have been paid. During such time as amounts credited to a Participant under the Plan continue to be held for the Participant or the Participant's Beneficiary, such amounts shall continue to earn interest or cash dividends in accordance with the Participant's investment elections and shall be charged administrative expenses as provided in Section 4.2.

Section 3.3 - Cash Payments; Determination of Amount
----------------------------------------------------

All distributions to Participants shall be made in the form of cash. Subject to
Section 3.2, the amount to be distributed shall be determined based on the fair market value of the balance credited to the Participant's account as of the close of business on last day of the calendar month immediately preceding distribution or such later valuation date immediately preceding the date of distribution if the accounts are valued more frequently than monthly (i.e., daily).

Section 3.4 - Payments in the Event of a Participant's Death
------------------------------------------------------------

In the event a Participant dies before payments from the Participant's account have commenced or after such payments have commenced but before the entire amount credited to the Participant's account has been paid, all amounts credited to the Participant's account at the time of the Participant's death, together with accumulated earnings thereon net of charges for administrative expenses, shall be paid to the Beneficiary or Beneficiaries described in Section 3.8, below, in a lump sum payment as soon as administratively feasible after the Plan Administrator is notified of the Participant's death unless the Participant has indicated on any beneficiary designation forms an alternate manner of payment which is permitted by the Plan Administrator.

Section 3.5 - Vesting
---------------------

Each Participant is immediately one hundred percent (100%) vested in all amounts credited to his account and any earnings thereon.

Section 3.6 - Acceleration of Benefits for Unforeseeable Emergencies
--------------------------------------------------------------------

The Plan Administrator may accelerate the payment of any amounts held in any Participant's account in the case of unforeseeable emergencies. An "unforeseeable emergency" is a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or dependent of the Participant, loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances which will constitute a "unforeseeable emergency" will depend upon the facts of each case, but in any case, payment will not be made to the extent that such hardship is or may be relieved: (a) Through reimbursement or compensation by insurance or otherwise; (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardships; or (c) By cessation of deferrals under the Plan. "Unforeseeable emergency" will not include the need to send the Participant's child to college or the desire to purchase a home. Any early distributions made under this Section 3.6 will only be permitted to the extent reasonably needed to satisfy the emergency needs.

Section 3.7 - Withholding and Deductions
----------------------------------------

All benefit payments made under the Plan to any Participant or Beneficiary shall be subject to allocable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the Beneficiary of a Participant, the delivery to the

Plan Administrator of all necessary documents. To the extent that the Corporation is required to withhold any current taxes at the time of deferral of Incentive Compensation, the deferral amount shall be reduced by the required taxes. Determinations by the Plan Administrator as to withholding shall be binding on the Participant and applicable Beneficiary(ies).

Section 3.8 - Beneficiary Designation
-------------------------------------

Each Participant who has a deferred account hereunder may from time to time designate a beneficiary(ies) to receive the amounts credited to the Participant's account in the event of the Participant's death prior to the time such account is distributed to the Participant. Such designation shall be made pursuant to the procedures established by the Plan Administrator and in a form satisfactory to the Plan Administrator. Each proper designation of beneficiary will revoke all previous beneficiary designations. The revocation of a beneficiary designation, no matter how effected, shall not require the consent of or notice to any designated beneficiary.

If any Participant fails to designate a beneficiary in the manner provided above, or if any Participant is not survived by such beneficiary(ies) the Participant's account shall be paid as follows:

        (1)      If the Participant is married, to the Participant's spouse;

        (2)      If the Participant is unmarried, to the Participant's estate.

Section 3.9 - Rights to Benefits
--------------------------------

Nothing contained in this Plan is intended to give or shall give any spouse, former spouse or beneficiary of a Participant or any other person any right to benefits under this Plan by virtue of Internal Revenue Code Sections 401(a)(11) and 417 (relating to qualified pre-retirement survivor annuities) and qualified joint and survivor annuities) or Internal Revenue Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders) as amended.

                                   ARTICLE IV
                                 ADMINISTRATION

Section 4.1 - Administrative Powers and Duties
----------------------------------------------

BANC ONE CORPORATION shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Chief Executive Officer of BANC ONE CORPORATION may, in his discretion, appoint an employee or employees or an administrative committee in writing to administer the provisions of this Plan. The decision of the Plan Administrator with respect to any questions arising as to the administration or interpretation of this Plan, including the discontinuance of any or all of the provisions thereof, shall be final, conclusive, and binding. If the Plan is administered by a committee, such committee may act by a majority of its members by a vote at a meeting or in writing without a meeting signed by all the members of the committee.

Section 4.2 - Expenses
----------------------

Any cost or expense of administering the Plan shall be paid by BANC ONE CORPORATION. Notwithstanding the above, the Plan Administrator may charge each Participant's account with the amount of reasonable administrative expenses it determines, in its sole discretion, for the cost of administering this Plan. Any such charges shall reduce the earnings credited to the Participant's account and shall be applied in a uniform and nondiscriminatory manner.

Section 4.3 - Records
---------------------

The Plan Administrator shall keep such records of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including without in any manner limiting the generality of the foregoing, records and information with respect to deferral elections, Participant accounts, dates of employment and termination and determinations made hereunder. To the extent that the Plan Administrator shall prescribe forms for use by the Participants and their Beneficiaries in communicating with the Plan Administrator and shall establish periods during which communications may be received, the Plan Administrator shall be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Corporation, the Plan Administrator and the Appeals Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

Section 4.4 - Determinations
----------------------------

All determinations hereunder made by the Plan Administrator or the Appeals Committee shall be made in the sole and absolute discretion of the Plan Administrator or Appeals Committee, as the case may be.

Section 4.5 - Claims Procedure
------------------------------

The Plan Administrator shall have discretion regarding benefit determinations. If required by the Plan Administrator, any person entitled to benefits hereunder must file a claim with the Plan Administrator upon forms furnished by the Plan Administrator. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this Section 4.5 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Appeals Committee subject to the provisions of Section 4.6.

The Plan Administrator shall notify the claimant of its decision within ninety
(90) days after receipt of the claim. However, if special circumstances require, the Plan Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.

If the Plan Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Plan Administrator shall also describe any additional information necessary for the claimant to perfect the claim and explain why the information is necessary. Such claimant shall be entitled to full and fair review by the Appeals Committee of the denial.

Section 4.6 - Appeal and Review Procedure
-----------------------------------------

If a claim has been denied by the Plan Administrator, the claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Plan Administrator. A final determination by the Plan Administrator shall be rendered within sixty (60) days after receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Appeals Committee's final decision shall set forth the reasons and the references to the Plan provisions on which it is based.

Section 4.7 - Facility of Payment
---------------------------------

Whenever a person entitled under the Plan to receive any payment of a benefit, or installment thereof, is under a legal disability or incapacity or is in any way unable to manage his financial affairs, the Plan Administrator may, in its discretion, direct payments on behalf of such person to be made to the incapacitated person's legal representative, custodian, relative, or other such individual(s) as is (are) known by the Plan Administrator to be assisting such person. Such decision by the Plan Administrator shall be made after consultation with those persons, if any, which may include legal counsel and/or medical personnel, which the Plan Administrator in his sole discretion determines are necessary in order to make such decision. Any payment of a benefit or installment thereof in accordance with the provisions of this Section 4.7 shall be a complete discharge of any liability relating to the making of or entitlement to such payment under the provisions of the Plan.

Section 4.8 - Action by the Corporation
---------------------------------------

Any action by the Corporation under this Plan may be by resolution of its Board of Directors, or by any person or persons, duly authorized by resolution of said Board to take such action.

Section 4.9 - Exemption from Liability/Indemnification
------------------------------------------------------

The members of the Appeals Committee and the persons acting on behalf of the Plan Administrator, shall be free from all liability, joint or several, for their acts, omissions, and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Corporation shall indemnify each member of the Appeals Committee, the persons acting on behalf of the Plan Administrator and any other employee, officer or director of the Corporation against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Appeals Committee or performance of an authorized duty or responsibility for or on behalf of the Corporation pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Corporation shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

Section 4.10 - Nonassignability
-------------------------------

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, assign, sell, pledge, encumber or charge the same shall be void.

The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

                                    ARTICLE V
                            AMENDMENT OR TERMINATION

Section 5.1 - Amendment or Termination
--------------------------------------

BANC ONE CORPORATION reserves the right in its sole discretion to amend or terminate this Plan at any time. In the event of a termination, BANC ONE CORPORATION in its sole discretion may pay Plan benefits to those Participants participating in the Plan on the date of such termination, to the extent such benefits would be otherwise payable as defined in Section 3.1 determined on the basis that each Participant's presumed termination date was the date the Plan was terminated.

Section 5.2 - Transfer Between Related Companies
------------------------------------------------

In the event that a Participant's employment is transferred from one Related Corporation to another, the transfer shall not adversely affect the administration of amounts then credited to the Plan account(s) of such Participant on or as of the date of transfer.

Section 5.3 - Change of Control
-------------------------------

The Plan shall not be automatically terminated upon change of control or by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other Corporation or other entity when the Corporation is not the surviving or continuing Corporation, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity, shall be obligated to pay Plan benefits to those Participants participating in the Plan on the date of such termination, to the extent such Plan benefits would be otherwise payable as defined in Section 3.1, determined on the basis that each Participant's presumed termination date was the date the Plan was terminated.

                                   ARTICLE VI
                               GENERAL PROVISIONS

Section 6.1 - Offset to Benefits
--------------------------------

Notwithstanding any provisions of the Plan to the contrary, the Corporation may, at the time of distribution in its sole and absolute discretion, enforce the right to offset against any amounts to be paid to a Participant under the Plan against any debt of the Participant which has been reduced to judgment in favor of the Corporation.

Section 6.2 - Construction
--------------------------

In the construction of the Plan, the masculine shall include the feminine and the singular the plural where such meanings would be appropriate.

Section 6.3 - Controlling Law
-----------------------------

The laws of the State of Ohio shall be controlling in all matters relating to the Plan and shall be controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 6.4 - Effect of Invalid Provisions
------------------------------------------

If any provision of this Plan is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect any provisions hereof, and the remaining provisions of this Plan shall be construed and enforced as if such provisions had not been included.

Section 6.5 - ERISA Status
--------------------------

This Plan shall constitute a plan which is unfunded and which maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees within the meaning of
Section 202, 301, and 401 of ERISA and the ERISA reporting and disclosure regulation.


IN WITNESS WHEREOF, BANC ONE CORPORATION has caused this Plan to be adopted and effective as first set forth above.

Date:                                           BANC ONE CORPORATION
     ----------------------------

Attest:                                         By:
       ---------------------------                 ----------------------------
                                                   Roman J. Gerber
                                                   Executive Vice President and
                                                     Secretary

                                                                      SCHEDULE A



                        BANC ONE CORPORATION COMPENSATION
                                  DEFERRAL PLAN

1. Banc One Corporation Performance Improvement Plans (PIP) (formerly known as the Banc One Corporation Key Management Improvement Plan).

2.   Banc One Capital Corporation Annual Incentive Plan

3.   Banc One Corporation EVA Plan(s)

4. Banc One Investment Management Group Institutional Asset Management Incentive Plan

5. Banc One Investment Management Group Institutional Sales Executive Incentive Plan

                                                                      SCHEDULE B



                        BANC ONE CORPORATION COMPENSATION
                                  DEFERRAL PLAN


1. Banc One Capital Corporation Quarterly Incentive Plan (4th quarter payment only)

2. Banc One Capital Corporation Semi-Annual Incentive Plan (second payment of semi-annual award only)